Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.

New York, New York

We hereby consent to the incorporation by reference in its Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430, 333-160196 and 333-175606) of Monster Worldwide, Inc., of our reports dated February 10, 2014, relating to the Company’s consolidated financial statements and the effectiveness of Monster Worldwide, Inc.’s internal control over financial reporting, which appear in the Form 10-K.

/s/ BDO USA, LLP

New York, New York

February 10, 2014